Exhibit 10.17

REPUBLIC COMPANIES GROUP, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

EFFECTIVE AS OF AUGUST 1, 2005

TABLE OF CONTENTS

ARTICLE I - INTRODUCTION		1
1.1	Name and Purpose of the Plan	1
1.2	Status of Plan	1

ARTICLE II - DEFINITIONS		1
2.1	Account	1
2.2	Board	1
2.3	Change of Control	1
2.4	Code	2
2.5	Common Stock	2
2.6	Company	2
2.7	Deferral Agreement	2
2.8	Director	2
2.9	Effective Date	2
2.10	Election Form	2
2.11	Elective Deferral	3
2.12	Eligible Payment	3
2.13	Exchange Act	3
2.14	Fair Market Value	3
2.15	Interest Account	3
2.16	Participant	3
2.17	Plan	3
2.18	Plan Administrator	3
2.19	Plan Year	3
2.20	Stock Account	3
2.21	Trust	3
2.22	Trustee	3

ARTICLE III - PARTICIPATION		3
3.1	Commencement of Participation	3
3.2	Continued Participation	4

ARTICLE IV - DEFERRALS		4
4.1	Elective Deferrals	4

ARTICLE V - ACCOUNT		4
5.1	Accounts	4
5.2	Investments	4
5.3	Stock Account	4
5.4	Interest Account	5

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ARTICLE VI - VESTING		5
6.1	General	5

ARTICLE VII - DISTRIBUTION OF FUNDS		5
7.1	Distribution Funds	5
7.2	Time of Payment	6
7.3	Form of Payment Upon Distribution	6
7.4	Death Benefits	6

ARTICLE VIII - PLAN ADMINISTRATION		7
8.1	Plan Administration and Interpretation	7
8.2	Powers, Duties and Procedures, Etc	7
8.3	Information	7
8.4	Indemnification of Plan Administrator	7

ARTICLE IX - AMENDMENT AND TERMINATION		8
9.1	Amendments	8
9.2	Termination of Plan	8
9.3	Existing Rights	8

ARTICLE X - MISCELLANEOUS		8
10.1	No Funding	8
10.2	Claims of General Creditors	8
10.3	No Guarantee of Interests	8
10.4	Non-Assignability	8
10.5	Limitation of Participant’s Rights	9
10.6	Participants Bound	9
10.7	Receipt and Release	9
10.8	Governing Law	9
10.9	Headings and Subheadings	9
10.10	Construction	9
10.11	Successors	10

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REPUBLIC COMPANIES GROUP, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

EFFECTIVE AS OF AUGUST 1, 2005

ARTICLE I

INTRODUCTION

1.1 Name and Purpose of the Plan. The name of this plan is the Republic Companies Group, Inc. Deferred Compensation Plan for Directors (the “Plan”). The purpose of the Plan is to provide Directors of the Company with the opportunity to defer compensation earned for services performed as a member of the Board.

1.2 Status of Plan. The Plan is intended to be a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE II

DEFINITIONS

Whenever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 Account means, for each Participant, the account established for his or her benefit under Article V.

2.2 Board means the Board of Directors of the Company.

2.3 Change of Control means the occurrence of any of the following events:

(a) The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

(b) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.4 Code means the Internal Revenue Code of 1986, as amended, from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.5 Common Stock means the common stock of the Company, par value $.01 per share.

2.6 Company means Republic Companies Group, Inc., a Delaware corporation.

2.7 Deferral Agreement means the written agreement to defer compensation signed by the Participant and in the form provided by the Plan Administrator and approved by the Board.

2.8 Director means any member of the Board.

2.9 Effective Date means August 1, 2005.

2.10 Election Form means the investment and payment election form as approved and prescribed by the Plan Administrator.

2.11 Elective Deferral means the portion of a Participant’s Eligible Payment earned during a given Plan Year which is deferred by a Participant under Section 4.1.

2.12 Eligible Payment means any payment (including a payment of Common Stock) due to a Director and declared by the Board as a payment, the income recognition of which may be deferred pursuant to the Plan.

2.13 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.14 Fair Market Value shall have the meaning used in the Republic Companies Group, Inc. 2005 Equity-Based Compensation Plan.

2.15 Interest Account shall mean the interest account established under a Participant’s Account pursuant to Section 5.2.

2.16 Participant means any Director who participates in the Plan in accordance with Article III.

2.17 Plan means the Republic Companies Group, Inc. Deferred Compensation Plan for Directors, as amended from time to time.

2.18 Plan Administrator means the person, persons or entity designated by the Board to administer the Plan and to serve as agent for the Board with respect to the Plan. If no such person or entity is serving as Plan Administrator at any time, the Board shall be the Plan Administrator.

2.19 Plan Year means, in the case of the first Plan Year, the period from the Effective Date through December 31, 2005 and, for each Plan Year thereafter, the 12-month period ending December 31.

2.20 Stock Account shall mean the stock account established under a Participant’s Account pursuant to Section 5.2.

2.21 Trust means the rabbi trust or trusts which may be established by the Company to hold assets in connection with the operation of the Plan.

2.22 Trustee means the trustee or trustees of the Trust.

ARTICLE III

PARTICIPATION

3.1 Commencement of Participation. Any Director who elects to defer part of his or her Eligible Payment in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferral occurs in accordance with Section 4.1.

3.2 Continued Participation. A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

ARTICLE IV

DEFERRALS

4.1 Elective Deferrals. Any Director may elect to defer all or a portion of his or her Eligible Payment arising from services performed in a specified Plan Year by executing a Deferral Agreement setting forth the Director’s election as to: (a) the amount or number of shares of Common Stock of the Director’s Eligible Payment to be deferred for such Plan Year; (b) the payment date, as described in Article VII, for distribution of the portion of the Participant’s Account attributable to such deferral; and (c) the manner in which such payment is to be made. Any election made pursuant to this Section 4.1 must be made prior to the first day of the Plan Year to which such election relates. Any person who becomes eligible to participate in the Plan during any Plan Year (including the first Plan Year), may elect, not later than the 30th day after his or her term as a Director begins (or, in the case of the first Plan Year, not later than the 30th day after the Effective Date), to defer all or a portion of his or her Eligible Payment payable for the portion of such Plan Year following such election.

The Eligible Payment payable to a Participant for a given Plan Year shall be reduced by the Participant’s Elective Deferral for that Plan Year and the Elective Deferral shall be credited by the Company to the Participant’s Account as of the date the amounts would have otherwise been paid to the Participant.

ARTICLE V

ACCOUNT

5.1 Accounts. The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals made for the Participant’s benefit, together with any adjustments for income, gain or loss, and any distributions from the Account. Each Account shall consist of a Stock Account and an Interest Account. The Plan Administrator shall establish sub-accounts under the Account for each Participant who has more than one election in effect under Section 7.2.

As of the last day of the Plan Year, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), credited Elective Deferrals, and distributions from the Account since the prior statement.

5.2 Investments. Any Elective Deferral of an Eligible Payment that, but for its deferral, would have been paid in cash to the Participant shall be credited to Participant’s Interest Account (or such other sub-account as may be established from time to time by the Plan Administrator). Any Elective Deferral of an Eligible Payment that, but for its deferral, would have been paid in Common Stock to the Participant shall be credited to Participant’s Stock Account.

5.3 Stock Account. The portion of the Elective Deferral credited to the Stock Account shall be deemed to be invested in the number of shares of Common Stock so credited to the Stock

Account on the date such Common Stock would have been paid. Whenever a dividend other than a dividend payable in the form of shares of Common Stock is declared with respect to Common Stock, the number of shares of Common Stock credited to a Participant’s Stock Account shall be increased by a number of shares equal to the amount determined by dividing (x) the product of (i) the number of shares of Common Stock credited to Participant’s Stock Account on the related dividend record date, and (ii) the amount of any cash dividend declared by the Company on a share of Common Stock (or, in the case of any dividend distributable in property other than Common Stock, the per share value of such dividend, as determined by the Company for purposes of income tax reporting), by (y) the Fair Market Value of a share of Common Stock on the related dividend payment date. In the case of any dividend declared on Common Stock which is payable in shares of Common Stock, the number of shares of Common Stock credited to Participant’s Account shall be increased by an amount of Common Stock equal to the product of (a) the number of shares of Common Stock credited to Participant’s Account on the related dividend record date, and (b) the number of shares of Common Stock (including any fraction thereof) distributable as a dividend on a share of Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Plan Administrator shall make such adjustments to the number of shares of Common Stock credited to each Participant’s Account as the Plan Administrator shall deem necessary or appropriate to prevent the dilution or enlargement of such Director’s rights.

5.4 Interest Account. The portion of any Elective Deferral credited to the Interest Account shall be deemed invested in accordance with this Section 5.4 as of the date such amounts would have been paid to the Participant. Any amounts credited to the Interest Account shall be credited with interest at     % per year, compounded daily.

ARTICLE VI

VESTING

6.1 General. A Participant will be immediately one hundred percent (100%) vested in (i.e., shall have a nonforfeitable right to) all Elective Deferrals (excluding Common Stock subject to a substantial risk of forfeiture as described in section 83 of the Code), and in all income and gain attributable thereto, credited to his or her Account. Common Stock subject to a substantial risk of forfeiture, as described in section 83 of the Code, shall continue to be unvested if deferred pursuant to Section 4.1 and will vest (along with dividends paid thereon) in accordance with the terms of the agreement pursuant to which such Common Stock was granted.

ARTICLE VII

DISTRIBUTION OF FUNDS

7.1 Distribution Funds. At the time of distribution, payment shall be made from the general assets of the Company or the Trust, if established. Payments of amounts credited to the Interest Account portion of a Participant’s Account shall be made in the form of cash, and payments of amounts credited to the Stock Account portion of a Participant’s Account shall be distributed in Common Stock issued pursuant to and in accordance with the terms and conditions of the Republic Group Companies, Inc. 2005 Equity-Based Compensation Plan or any successor plan thereto.

7.2 Time of Payment.

(a) Distribution Election. Distribution of amounts credited to Participant’s Account (or sub-account if Participant has more than one election in effect under this Section 7.2) shall be made at a time determined according to the Participant’s election on his Election Form following:

(i) Termination of the Participant’s services as a Director for any reason;

(ii) A future date certain to be irrevocably determined by the Participant at the time a deferral is elected;

(iii) The earlier of (A) the event described in Section 7.2(a)(i), and (B) the date of a Change in Control; or

(iv) The earlier of (A) the event described in Section 7.2(a)(i), and (B) the date described in Section 7.2(a)(ii).

(b) Distribution upon Termination of Service as a Director. If (i) Participant’s service as a Director is terminated for any reason, (ii) Participant’s distribution has not been made pursuant to this Section 7.2 and (iii) Participant did not elect a date certain distribution pursuant to Section 7.2(a)(ii), then Participant’s Account (or sub-account) shall be distributed as soon as administratively feasible following the date the Participant ceases to be a Director.

(c) Distribution on Date Certain. If (i) Participant elected a date certain for the distribution of amounts credited to Participant’s Account (or sub-account) pursuant to Section 7.2(a)(ii) or Section 7.2(a)(iv) and (ii) Participant’s distribution has not been made pursuant to this Section 7.2, then Participant’s Account (or sub-account) shall be distributed as soon as administratively feasible following such date.

(d) Distribution Due to Change in Control. If (i) a Change in Control occurs, (ii) Participant’s distribution has not been made pursuant to this Section 7.2 and (iii) Participant has elected a distribution pursuant to Section 7.2(a)(iii), then Participant’s Account (or sub-account) shall be distributed as soon as administratively feasible following the date of the Change in Control.

7.3 Form of Payment Upon Distribution. Distribution of amounts credited to Participant’s Account (or sub-account if Participant has more than one election in effect under this Section 7.2) shall be in a single lump-sum payment.

7.4 Death Benefits. If the Participant dies before all payments are made, any unpaid funds shall be paid to the designated beneficiary of the Participant. If the Participant designates more than one beneficiary, the designation shall set forth each beneficiary’s share of the Participant’s Account. If the shares are not set forth for all designated beneficiaries, the designated beneficiaries shall share the deceased Participant’s Account equally. The Participant may designate a contingent beneficiary that is entitled to receive the share(s) of designated beneficiary(ies) who predecease(s) the Participant. If no contingent beneficiary(ies) are designated by the Participant and one or more designated beneficiaries predecease the Participant, or no beneficiaries have been appointed by the Participant, and there are no contingent beneficiaries who survive the Participant, the Participant’s unpaid Account shall be paid to the estate of the Participant. The beneficiary referred to in this Section 7.4 may be designated or changed by the Participant before the Participant’s death (without the consent of any prior beneficiary, except as provided by applicable laws) by procedures established by the Plan Administrator.

ARTICLE VIII

PLAN ADMINISTRATION

8.1 Plan Administration and Interpretation. The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits of all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter pertaining solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Company, or the Trustee.

8.2 Powers, Duties and Procedures, Etc. The Plan Administrator shall have such powers and duties, may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, and may delegate such powers and duties, as it shall determine in its sole discretion.

8.3 Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the Eligible Payments of Participants, their service, death, termination of service, and such other pertinent facts as the Plan Administrator may require. Records of the Company for these purposes shall be conclusive unless determined otherwise by the Plan Administrator.

8.4 Indemnification of Plan Administrator. The Company agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission was performed in good faith.

ARTICLE IX

AMENDMENT AND TERMINATION

9.1 Amendments. The Company, upon action of the Board, shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on the Company’s behalf by its duly authorized officer.

9.2 Termination of Plan. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Eligible Director or consideration for, or an inducement or condition of the performance of the services by any Director. The Company reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on the Company’s behalf by its duly authorized officer. Upon termination, the Company shall continue to maintain the Trust, if established, to pay benefits hereunder as they become due as if the Plan had not terminated or continue to pay benefits hereunder from the general assets of the Company if a Trust has not been established.

9.3 Existing Rights. No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

ARTICLE X

MISCELLANEOUS

10.1 No Funding. The Plan constitutes a mere promise by the Company to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Company. Nothing in the Plan will be construed to give any Director or any other person rights to any specific assets of the Company or of any other person. In all events, it is the intent of the Company that the Plan be treated as unfunded for Code purposes and for purposes of Title I of ERISA.

10.2 Claims of General Creditors. All Elective Deferrals and amounts paid to the Account under this Plan shall remain a part of the general assets of the Company. Accordingly, the Elective Deferrals and amounts paid to the Account under this Plan are subject to the claims of the Company’s general creditors.

10.3 No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

10.4 Non-Assignability. None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary. No Participant or beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the

Plan. No Participant may borrow against his or her Account. The Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary. However, if a former spouse of a Participant is awarded an interest in a Participant’s Account through a judgment or order of a court, the Plan Administrator may, in its sole discretion, direct that the payment of such interest awarded to the former spouse be paid to the former spouse, thereafter, the Participant’s Account shall be reduced for all Plan purposes by the applicable amount of any such payment.

10.5 Limitation of Participant’s Rights. Nothing contained in the Plan shall (a) confer upon any person a right to serve as a Director or to continue to serve as a Director of the Company, or (b) confer upon any Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Common Stock, or a security substituted therefor, pursuant to Article VII.

10.6 Participants Bound. Any action with respect to the Plan taken by the Plan Administrator, the Company or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Company or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.7 Receipt and Release. Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent, by reason of physical or mental disability, to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Company, or the Trustee to follow the application of such funds.

10.8 Governing Law. The Plan shall be construed, administered, and governed in all respects under and by the laws of the state of Delaware, without regard to its choice of laws provisions, except to the extent Delaware law is preempted by federal law. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.9 Headings and Subheadings. Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

10.10 Construction. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision and (b) all other provisions of the Plan shall remain in full force and effect.

10.11 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

REPUBLIC COMPANIES GROUP, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

DEFERRED COMPENSATION AGREEMENT

                     (the “Director”) hereby elects the following deferral(s), to be made under the Republic Companies Group, Inc. Deferred Compensation Plan for Directors (the “Plan”), of any and all income that would be recognized by the Director, but for this election to defer any portion or all of any Eligible Payment owed to the Director and approved by the board of directors of Republic Companies Group, Inc. (the “Company”), for services rendered in the Plan Year immediately following the date the Director executes this agreement (or, with respect to services performed in the Plan Year in which the Director first becomes eligible to participate in the Plan, including the first Plan Year, and after the election date, within 30 days of the Director first becoming a member of the Board, or, in the case of the first Plan Year, not later than August 30, 2005). Terms capitalized but not defined herein shall have the meaning set forth in the Plan.

Deferral of Eligible Payment: The Director elects (check one for each category):

A.	Cash Compensation

             No deferral

             I elect to defer             % or $             of my Eligible Payment for calendar year             .

B.	Stock Compensation (Excluding restricted stock as described in section 83(a) of the Internal Revenue Code of 1986, as amended)

             No deferral

             I elect to defer             % or $             of my Eligible Payment for calendar year             .

C.	Restricted Stock

             No deferral

             I elect to defer             % or $             of my Eligible Payment for calendar year             .

The amounts so deferred by the Director shall be deducted from the amount of cash, stock or other property payable to the Director and may but not need be held in a Company-sponsored grantor trust (the “rabbi trust”) by the Company, in accordance with the Plan. The total of such amount, adjusted for gains, losses and dividends or other distributions in accordance with the Plan, held under the Plan at any time is sometimes referred to as the Director’s “Deferred Balance” in this Deferred Compensation Agreement. The Deferred Balance referenced herein shall only apply to the Deferred Balance in connection with the deferral made pursuant to this Deferred Compensation Agreement. All amounts held for the Director under the Plan are assets of the Company available to the Company’s creditors, regardless of whether the Company deposits such amounts in the rabbi trust, and the Director’s right to payment shall be no greater than that of a general creditor of the Company.

1

DISTRIBUTABLE EVENT

The Director elects distribution of the portion of his vested Deferred Balance, deferred pursuant to this Deferred Compensation Agreement, in accordance with the Plan and the terms herein following (check one):

______	(provide future date certain for distribution).

______	Termination of the Director’s service as a director of the Company.

______	The earlier of (1) termination of the Director’s service as a director of the Company, or (2) a Change in Control as defined in the Plan.

______	The earlier of (1) termination of the Director’s service as a director of the Company, or (2) (provide future date certain for distribution).

METHOD OF PAYMENT

When payment commences to the Director or his Beneficiary, his vested Deferred Balance, deferred pursuant to this Deferred Compensation Agreement, under the Plan will be paid in a single lump sum.

BENEFICIARY DESIGNATION

If the Director dies with all or part of his Deferred Balance remaining due under the Plan, such balance shall be paid in a lump sum as soon as practicable after the Company is duly informed of such death. The Deferred Balance shall be paid to the Director’s designated beneficiary appointed by completing the Beneficiary Designation below.

My designated beneficiary under the Plan is:

Beneficiary Name	Beneficiary Social Security Number

Beneficiary Address

Note:	Notwithstanding anything to the contrary set forth herein, the above Beneficiary Designation applies to the Director’s entire Deferred Balance arising in connection with all of the Director’s prior and future Deferred Compensation Agreements unless and until revoked by the Director. This form supersedes all prior election forms as to such Beneficiary Designation.

2

As evidence of the Director’s election, as described above, the Director has placed his signature below on the date specified.

Signature of Director

Name Printed or Typed

Date

As evidence of the Company’s acceptance of this election and of the Company’s agreement to pay the Deferred Balance as specified above, the Company has caused this Deferred Compensation Agreement to be duly executed in its name and behalf as shown below on the date specified.

REPUBLIC COMPANIES GROUP, INC.

By
Name
Title
Date

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